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                               PROMISSORY NOTE
USD 2,799,581.26                                        November 15, 1995

         FOR VALUE RECEIVED, CHAMPION COMMUNICATION SERVICES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby promises to pay to CHAMPION COMMUNICATIONS COMPANY at the offices of the payee at 2739 Wisteria Walk, Spring, Texas 77388, or at such other place as the holder hereof may designate from time to time, on or before March 30, 2001, the principal sum of TWO MILLION SEVEN HUNDRED NINETY-NINE THOUSAND FIVE HUNDRED EIGHTY ONE and 26/100 UNITED STATES DOLLARS (USD 2,799,581.26) lawful money of the United States of America.

         1. Interest on this Note shall be payable quarterly on the unpaid balance from and including the date hereof until the principal balance is fully paid, at the Prime Rate. The term Prime Rate shall mean that rate published in the "Money Rates" section of the Wall Street Journal from time to time as the Prime Rate (calculated on the basis of a year of 360 days for the actual number of days elapsed), the first payment of interest being due and payable on June 30, 1996 for the period from the date of this Note until June 30, 1996 and thereafter on the quarterly anniversaries of such date while this Note is outstanding.

         2. The principal amount of this Note is payable in twenty (20) quarterly installments of USD 139,979.06 each on the same dates that interest is payable under Section 1 above; provided, however, that the final such installment shall be in an amount sufficient to repay all amounts outstanding under this Note.
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         3.      This Note is secured by, among other things, a Security
Agreement from the Company in favor of the holder hereof covering, among other things, all of the community repeaters owned by the Company and the proceeds of spectrum sales by the Company (the "Security Agreement").

         4. Whenever any payment to be made hereunder shall be due on a Saturday, Sunday or public holiday under the laws of the place of payment, such payment shall be made on the business day last preceding such Saturday, Sunday or public holiday.

         5. In the event that any amount due under this Note is not paid when due, or in the event of the failure of the Company to fulfill any obligation, covenant or agreement contained in this Note, then any such past due principal and interest on this Note shall bear interest at a 2% per annum above the rate provided for in Section 1 above until paid.

         6. This Note may be prepaid in whole or in part at any time without premium or penalty and shall be prepaid as required by Section 2.08 of the Security Agreement.

         7. No course of dealing between the Company and the holder of this Note or any delay on the part of any holder of this Note in exercising any rights hereunder shall operate as a waiver of any right of any holder of this Note.

         8. The maker, signers, sureties, endorsers, guarantors and other parties liable for the payment of this Note severally waive presentment for payment or acceptance, demand, notice of dishonor, and protest, and agree to all extensions and partial payments,



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before or after maturity, without prejudice to the holder; and if this Note is placed in the hands of an attorney for collection after maturity, or, if it is collected through resort to a bankruptcy, a probate, or any other court, whether before or after maturity, then an additional 10% on the amount of principal and interest then unpaid shall be added and collected as attorney's fees.

         9. All amounts payable hereunder shall be paid free of all deductions or withholdings in respect of any taxes whatsoever which might be levied in connection with this Note, except for taxes imposed by United States authorities on the income or activities of the holder hereof; and in the event that because of any provision of law, regulation or order of any kind, the foregoing provision cannot be carried out according to its terms, the Company agrees to make all such withholdings and to pay all such taxes and deductions and to save the holder hereof harmless therefrom in such manner that the payments received by the holder pursuant to this Note are in the same amount that would have been received had not such tax deduction or withholding been applicable.

         10. Notwithstanding any provision of this Note to the contrary, it is the intent of the Company and the Payee that, in no event shall the aggregate amount of consideration which constitutes interest under any applicable law which is contracted for, charged or received hereunder ("Interest") exceed the maximum amount of nonusurious interest allowed by law, and any excess shall be credited on this Note (or if all obligations under this Note shall




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have been paid in full, refunded to the Company). For purposes of the foregoing, the maximum amount of interest allowed by law shall be calculated by determining the amount of interest that could be contracted for, charged or received during the term hereof at the maximum rate of nonusurious interest allowed from time to time by applicable law as is now or, to the extent allowed by law, as may hereafter be in effect (the "maximum nonusurious interest rate") and, if at any time the rate of Interest to accrue would exceed the maximum nonusurious interest rate, the rate of Interest to accrue under this Note shall be limited to the maximum nonusurious interest rate, but any subsequent reductions in the Prime Rate shall not reduce the rate of Interest to accrue on this Note below the maximum nonusurious interest rate until the total amount of Interest accrued and paid on this Note equals the amount of Interest which would have accrued if a rate per annum equal to the Prime Rate or the interest rate charged pursuant to Section 5 of this Note, whichever is applicable, had at all times been in effect. It is further agreed that, without limitation of the foregoing, all calculations of the rate of Interest that are made for the purpose of determining whether such rate exceeds the maximum nonusurious interest rate applicable to the Payee, shall be made to the extent possible permitted by usury laws applicable to the Payee (now or hereafter enacted) by amortizing, prorating and spreading all Interest in equal parts during the period of the full stated term of the obligations evidenced by this Note.





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         11.     This Note shall be governed by and construed under the
internal laws of the State of Texas.

                                        CHAMPION COMMUNICATION SERVICES, INC.

                                        By: /s/ DAVID TERMAN
                                            --------------------------------
                                            Name: David Terman
                                            Title: President



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                               ENDORSEMENT NO. 1

         Endorsement No. 1 dated August 15, 1996 to the Promissory Note dated November 15, 1995 (the "Note") in the principal amount of USD 2,799,581.26 from CHAMPION COMMUNICATION SERVICES, INC. (the "Company") in favor of CHAMPION COMMUNICATIONS COMPANY.

    The Note is hereby amended, effective the date hereof, as follows:

    1. The maturity date of the Note is hereby changed to September 30, 2001 wherever it appears.

    2. Section 1 of the Note is hereby amended by adding the following proviso; "provided, however that all of the payments due on June 30, 1996 and previously due on September 30, 1996 shall bear interest at the rate of the Prime Rate plus 2%."

    3. The Company shall continue to make partial monthly interest payments of USD 10,638.17 which shall be applied by the payee to interest due under the Note.

    4. The Company will make a one time additional payment of interest in the amount of USD 30,000.00 which shall be applied by the payee to interest due under the Note at the time the Company receives the net proceeds of its initial public offering.

    5. Wherever and in each place the term "Note" is used in the Note, it shall be read to mean the Note as amended by this Endorsement No. 1. Except as specifically amended by this Endorsement No. 1, all of the terms of the Note shall continue in full force and effect.
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    6. No temporary waiver or forebearance by the payee of any provision of the
Note whether evidenced by this Endorsement No. 1 or otherwise shall bind the payee to grant any further waivers or forebearances.

    IN WITNESS WHEREOF, the parties hereto have executed this Endorsement No. 1 the day and year first above written.


                       CHAMPION COMMUNICATION SERVICES, INC.

                       By:  /s/ DAVID TERMAN
                           -------------------------------------
                             Name: David Terman
                             Title: President

                       CHAMPION COMMUNICATIONS COMPANY


                       By: /s/ ALBERT F. RICHMOND
                           ---------------------------------
                             Name:   Albert F. Richmond
                             Title:  President